Exhibit 3.1

Office of the Minnesota S ecretary of State Minnesota Business & Nonprofit Corporations Amendment to Articles of Incorporation Minnesota S1at11tes, Chapter 302A or 317A R e ad th e in s tru c tion s b e for e c ompletin g thi s form. Filin g Fee : $ 55 for ex p e dited s ervi ce in - p e rs o n and onlin e filin gs, $35 for m a il Note : I n fo r mat ion prov i ded when fili ng a b usiness entity is pub l ic data and may be viewable o n line. Th i s inc l udes but is n ot li mited to all i nd ividua l names a n d a d dresses . I . Corpora t e Name : (Requi r ed) j Mill Cit y V ent u r e s Ill , Lt d . List the name of the company prior to any desired name change 2. Th i s ame n d m e n t i s effe ct ive o n t h e day it is fi l ed w i th the Secretary of S t ate, u nl ess you in dicate anothe r date, no later t h an 30 d ays aft e r fi l ing wi t h t he Secretary of State. Fo r mat: (mm/dd/yyyy) 3. The followi n g amendme n t(s) t o ar t icles r egu lating the above co r pora t ion were a d o p te d: (Inse r t ful l text of new l y ame n ded article(s) ind i cat i ng which article(s) is (are) being amended or added.) If the full t ext of the amendment wi l l not fi t in t he space provided, attach additional pages. ARTI CL E '=13===" Pl ease see attachment. 4. T h is amendment has b een a p p r oved p ur sua n t to Mi n nesota Stat u tes, C h apter 302A or 3 1 7 A. 5. I, the u nders i gned , ce r t i fy that l am sig n i ng this docu m en t as t h e person w h ose s i gna tu re is r equired, or as agent of t h e pe r so n (s) whose s i gna tu r e would be r e q uire d w h o has authorized m e to sign this document on his / h er beha l f, or i n both capaci t ies. I fu r t he r cert i fy t ha t I have co m plete d all r equired fields, and that t he inform at i on in th i s document i s true and correct and i n com p li ance wit h the applicable c h ap t er of Minnesota Statutes. 1 u nders ta n d t h a t by signi n g thi s document I am su b ject t rt h in Sectio n 609.48 as if I had s i gne d th i s docume n t under oat h . S i g n at ur e of Au,lil'lo r 1ze d Per s ƒ !J6 r Au t hor i ze d Agent E m a il Addr es s for Official No ti c e s Ent er an email add r ess to which the Secretary of Sta t e can for.vard offic i a l not i ces requ i red by law and other notices : I - [81 C h eck h ere to have your email a d dress exc lu de d from r eques t s fo r bu lk da t a, t o t h e exte nt a ll owed by Minn esota l aw. Li s t a name and da y time phone numb e r of a per s on who can b e c onta ct ed a bout this form: 1 1 ! Pau l D. Chestov i ch , Esq . Co ntac t Name Phone Number Entities that own , l e ase, or h a v e a n y financial int e r es t in agricultural land or land capable of b e in g farmed must re g i s t e r with th e MN D e pt. of Agriculture' s C orporat e Farm Pro g ram. Does this ent i ty own, l ease, o r h ave any fina n cial interest in agr i cu l tura l land or l and capable of being fanned? Ye s Ƒ N o [j Print

1. Paragraph A of Article 3 of the Corporation’s Amended and Restated Articles of Incorporation is hereby amended to read in its entirety as follows: A. The Corporation is authorized to issue 111,111,111 shares of capital stock, each having $0.001 par value per share. Each share of the Corporation’s common stock shall be entitled to one vote on all matters requiring a vote of the Corporation’s shareholders. Unless otherwise specifically so designated upon issuance, all shares of capital issued by the Corporation shall be common stock. 2. Paragraph D of Article 3 of the Corporation’s Amended and Restated Articles of Incorporation is hereby amended to read in its entirety as follows: D. Effective upon the filing of Articles of Amendment with the Minnesota Secretary of State as approved by the Board of Directors (the “Effective Time”), the then - issued and outstanding common stock of the Corporation was combined on a 1 - for - 2.25 share basis such that, at the Effective Time, every two and one - quarter shares of common stock outstanding immediately prior to the Effective Time shall be combined into one share of common stock. This share combination will be effected through the exchange and replacement of certificates representing issued and outstanding shares of common stock as of the Effective Time, together with immediate book - entry adjustments to the stock register of the Corporation maintained in accordance with the Act. In the event that the share combination would result in a shareholder being entitled to receive less than a full share of common stock, the fractional share that would so result shall be rounded up to the nearest whole share of common stock. The par value of each share of issued and outstanding common stock shall not be affected by the share combination.